© Health Catalyst Proprietary. • Health system operating margins continue to improve vs. 2022 and most of 2023; we anticipate this will be a bookings tailwind in 2024 and beyond. • Our next-generation data and analytics platform will be branded Health Catalyst Ignite. • We’re encouraged to see pipeline development and growth across new and existing clients, including technology, services and TEMS. • We held our 10th Healthcare Analytics Summit (HAS) in February, hosting nearly 1,000 attendees & over 200 existing & prospective client organizations. • We announced an expansion with Saudi German Health, a client since 2020 and a leading private healthcare provider across the Middle East and North Africa. • Similar to prior years, we anticipate our main bookings seasons will be Q2 and Q4. Health Catalyst Q1 2024 Financial Highlights & Key Themes 1 • Q1 2024 Total Revenue: $74.7M; above guidance midpoint (range of $72.5M to $76.5M) • Q1 2024 Net Loss: $20.6M; no guidance was previously provided • Q1 2024 Adjusted EBITDA(1): $3.4M; above guidance midpoint (range of $2.0M to $4.0M) Q1 2024 Revenue, Net Loss and Adjusted EBITDA 2024 Guidance and Forward-Looking Commentary • Reiterating FY 2024 Revenue guidance of $304M to $312M • Guiding to Q2 2024 Revenue of $73.5M to $76.5M • Reiterating FY 2024 Adjusted EBITDA(2) guidance of $24M to $26M • Guiding to Q2 2024 Adjusted EBITDA(2) of $5.0M to $7.0M • Reiterating FY 2024 bookings previously shared, including mid-teens net new DOS Subscription Clients(3), and 104% to 110% Dollar-Based Retention Rate Key Themes and Recent Wins (1) See “Non-GAAP Financial Measures – Adjusted EBITDA” in the press release, dated May 9, 2024, furnished as Exhibit 99.1 on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024 for more information about Adjusted EBITDA, including the limitations of Adjusted EBITDA and a reconciliation to net loss, the most directly comparable measure calculated in accordance with GAAP. (2) We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable measure calculated in accordance with GAAP, and have not provided forward-looking guidance for net loss because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted. (3) DOS Subscription Clients include clients who directly or indirectly access our DOS platform or Health Catalyst Ignite via a technology subscription contract. Indirect access may include platform module components such as Healthcare.AI, Pop Analyzer, IDEA, and other platform components.